UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRANSKARYOTIC THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Additional Materials Filed Pursuant to Rule 14a-6

This filing consists of a letter from Transkaryotic Therapies, Inc. to its stockholders.

Dear Stockholder:

We recently sent you a proxy statement and proxy card in connection with a special meeting of the stockholders of Transkaryotic Therapies, Inc. to be held on July 27, 2005. At the special meeting, stockholders will vote on a proposal to adopt the merger agreement that we entered into with Shire Pharmaceuticals Group plc and a wholly owned subsidiary of Shire. Your board of directors has approved the merger agreement and recommends that you vote “FOR” the adoption of the merger agreement. If the proposed merger is completed, you will be entitled to receive $37 in cash, without interest, for each share of our common stock that you own. According to our latest records, we have not yet received your voting instructions.

The special meeting is only a few days away.
Your vote is important.
A failure to vote your shares will have the same effect as a vote against adoption of the merger agreement.

If you hold your shares through a bank or broker, you may provide your voting instructions by signing, dating and returning the enclosed form in the overnight envelope provided. If you hold your shares through a bank or broker, you may also vote using the internet, or via toll-free telephone by following the instructions on the back of this letter.

If you have any questions about the proposed merger or the special meeting, or require assistance in voting your shares, please contact our proxy solicitor at the toll-free number given below.

Thank you for your continuing support.

Sincerely,

David D. Pendergast, Ph.D.
President and Chief Executive Officer

FOR ASSISTANCE IN VOTING YOUR SHARES,
PLEASE CALL
INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-825-8619

Dear Stockholder:

We have previously sent you proxy materials for the Special Meeting of Stockholders of Transkaryotic Therapies, Inc. to be held on July 27, 2005. According to our latest records, we have not received your authorization to vote the shares carried by us in your account.

SHARES HELD THROUGH A BANK OR BROKER CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS ON CERTAIN MATTERS TO BE ACTED UPON AT THE MEETING

Please forward your voting instructions as soon as possible using one of the following methods:

Available 24 Hours – 7 Days a Week

VOTE BY TELEPHONE

Using a touch-tone telephone, call the toll-free number
which appears on the top left corner
of your enclosed Voting Instruction Form.
Just follow these four easy steps:

1.	Read the Transkaryotic Therapies, Inc. Proxy Statement and enclosed Voting Instruction Form.

2.	Call the toll-free number located on the top left corner of your Voting Instruction Form.

3.	Enter your 12-digit Control Number located on your Voting Instruction Form.

4.	Follow the simple recorded instructions.

VOTE BY INTERNET

Go to website:
WWW.PROXYVOTE.COM

Just follow these four easy steps:

1.	Read the Transkaryotic Therapies, Inc. Proxy Statement and enclosed Voting Instruction Form.

2.	Go to the website www.proxyvote.com.

3.	Enter your 12-digit Control Number located on your Voting Instruction Form.

4.	Follow the simple instructions.

If you vote by telephone or Internet, do not return your Voting Instruction Form.
Thank you for your vote!